UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Zale Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-04129	75-0675400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 West Walnut Hill Lane, Irving, TX	75038
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (972) 580-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 29, 2014, Zale Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”).  The Company filed its definitive proxy statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission on May 1, 2014.  As of the close of business on April 30, 2014, the record date for the Special Meeting, 43,145,744 shares of the Company’s common stock were issued and outstanding.  A quorum of 36,864,104 shares of the Company’s common stock was present in person or by proxy at the special meeting.  The matters voted upon and the results of voting were as follows:

1.
The proposal to adopt the Agreement and Plan of Merger, dated as of February 19, 2014 (the “Merger Agreement”), by and among the Company, Signet Jewelers Limited and Carat Merger Sub, Inc., providing for the merger of Merger Sub with and into the Company (the “Merger”).

For	Against	Abstain
22,919,414	9,749,693	4,194,997

2.
The proposal to approve (on a non-binding, advisory basis) the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the Merger.

For	Against	Abstain
24,257,334	7,977,825	4,628,945

Because there were sufficient votes from the Company’s stockholders to adopt the Merger Agreement, the vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies was not called.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Date: May 29, 2014	By:	/s/ Thomas A. Haubenstricker
Name: Thomas A. Haubenstricker
Title: Senior Vice President,
Chief Financial Officer